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                                                                    EXHIBIT 99.2


                                                                   Peter Altabef
                                                       Perot Systems Corporation
                                                            Class A Common Stock
                                                                       2HH-60A33


                             Rule 10b5-1 Sales Plan


                  I, Peter Altabef, have, as of the date set forth below, established this Sales Plan (the "Plan") in order to sell shares of Perot Systems Corporation (a Delaware corporation) (the "Issuer") class A common stock pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  I request that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") execute the Plan as follows:

1. Starting on August 5, 2003, which is no sooner than 90 days after the execution of this Plan

                  Sell 30,000 shares per quarter (with quarters beginning on August 5, November 5, February 5 and May 5), for eight (8) quarters as follows:

                    a. SELL enough shares to cover fees, commissions, any applicable transfer and withholding taxes and the exercise price of the options to complete an exercise of 45,000 employee stock options with an exercise price of $.50 per share (the "Early Options") in each of the first two quarters, of 34,000 Early Options in the third quarter, of 10,000 Early Options in each of the fourth, fifth and sixth quarters, in each case, first the Early Option with the earliest expiration date; plus

                    b. SELL enough shares that I currently hold long, with the goal to sell a mixture of shares held long so as to eliminate if possible, or minimize, any taxes incurred in connection with such sale, so as to, when combined with those sold for my option exercise above, equal the 30,000 shares per quarter;

                    c. In the event of my termination of employment from the Issuer, for any reason, EXERCISE my employee stock options that are vested and in the money and SELL enough shares to cover fees, commissions, any applicable transfer and withholding taxes and the exercise price of the options to complete an exercise of all underlying shares as a result of such exercise (but not other shares held long) within 30 days after termination;


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         provided, however, that for all employee stock options,

                  Merrill Lynch will exercise no stock option, unless its exercise price is less than the market price of the underlying share; and Merrill Lynch first will exercise those stock options with the earliest expiration date for the Early Options and then with the lowest exercise price.

2. The Plan shall end on the earliest of:

          a.   August 4, 2005;

          b. the completion of all sales contemplated in paragraph 1 of the Plan;

          c.   my or Merrill Lynch's reasonable determination that:

               (i) the Plan does not comply with Rule 10b5-1 or other applicable securities laws;

               (ii) I have not, or Merrill Lynch has not, complied with the Plan, Rule 10b5-1 or other applicable securities laws; or

               (iii) I have made misstatements in my Client Representation
                     Letter to Merrill Lynch;

          d. the expiration of the thirty day period under paragraph 1(c) above;

          e.   the filing of a bankruptcy petition by the Issuer;

          f. the conversion of the shares into rights to receive fixed amounts of cash or into debt securities and/or preferred stocks (whether in whole or in part);

          g. my death, disability or mental incapacity,-- but only after the 30 day period in paragraph 1( c) above, if applicable, in the case of my termination of employment or;

          h. receipt by Merrill Lynch of written notice of termination from me pursuant to paragraph 13 below.

3. In the event of the public announcement of a merger, recapitalization, acquisition, tender or exchange offer, or other business combination or reorganization resulting in the exchange or conversion of the shares of the Issuer into shares of a company other than the Issuer the plan will continue sale with converted shares.


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4 If Merrill Lynch must suspend sales of shares allocated under the Plan, pursuant to paragraph 1 above, on a particular day for any of the following reasons:

          a. the Issuer has instituted a traditional black-out period, no more than 60 calendar days in length, prior to an earnings release (the Issuer's authorized representative shall notify Merrill Lynch of these black-out periods);

          b. a day specified by the Plan is not a day on which the shares trade regular way on the Exchange;

          c. trading of the shares on the Exchange is suspended for any reason;

          d. there is insufficient demand for any or all of the shares at or above the specified price;

          e. Merrill Lynch cannot effect a sale of shares due to legal, regulatory or contractual restrictions applicable to it or to me (including without limitation, Regulation M); or

          f. if the shares are being sold pursuant to a registration statement, the termination, expiration, suspension or unavailability of the registration statement;

then Merrill Lynch will resume sales in accordance with paragraph 1 above on the next day specified in the Plan after the condition causing the suspension of sales has been resolved to the satisfaction of Merrill Lynch and me. Shares allocated under the Plan for sale during the period when sales under the Plan are suspended

          [ ]  will remain unsold

          [X]  will be sold as soon as possible once sales under the Plan resume

          [ ] will be sold if they are otherwise eligible for sale under the Plan at a later date.

5. At the discretion of Merrill Lynch, shares allocated under the Plan for sale on a given day or date may be sold in bulk or in smaller increments, depending upon market demand and the minimum price established above in paragraph 1.

6. In the event of a stock split or reverse stock split, the number of shares sold, the number of options exercised and/or the dollar amount at which shares are sold will be automatically adjusted proportionately.

7. Unless I have indicated otherwise in paragraph 2 above, in the event of a reincorporation or other corporate reorganization resulting in an automatic share-for-share exchange of new shares for the type of shares subject to the Plan, then the new shares will automatically replace the type of shares originally specified in the Plan.



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8. Rule 144 and Rule 145

          a. I request and authorize Merrill Lynch to complete and file on my behalf the Forms 144 (pre-signed by me) necessary to effect the Plan, if any.

          b. If appropriate, I understand and agree that Merrill Lynch will make one Form 144 filing at the beginning of each three-month period, commencing with the date of the first sale made under the Plan, and that each Form 144 shall state that the sales are being effected in accordance with a sales plan intended to comply with Rule 10b5-1.

          c. Merrill Lynch will conduct sales pursuant to Rule 144 or Rule 145 if appropriate, including applying Rule 144 volume limitations as if the sales under the Plan were the only sales subject to the volume limitations.

9. Indemnification.

          a. I agree to indemnify and hold harmless Merrill Lynch from and against all claims, losses, damages and liabilities arising out of inquiries and/or proceedings resulting from assertions that:the Plan or sales made under the Plan do not comply with Rule 10b5-1 or with state securities laws or regulations prohibiting trading while in possession of material nonpublic information and

          b.   This indemnification will survive termination of the Plan.

10. The Plan may be modified or amended only upon:

          a.   the written agreement of myself and Merrill Lynch and

          b. the receipt by Merrill Lynch of a certificate that I have signed to the effect that the representations, warranties and covenants contained in my Client Representation Letter, dated the date hereof, are true as of the date of such certificate.

11. The Plan may be signed in counterparts, each of which will be an original.

12. The Plan and my above-mentioned Client Representation Letter, dated the date hereof, together constitute the entire agreement between me and Merrill Lynch and supersede any prior agreements or understandings regarding the Plan.

13. All notices given by the parties under this Plan will be as follows:

          a.   If to Merrill Lynch:

               Managing Director and Administration Manager
               Merrill Lynch, Fenner & Smith, Inc.
               ONE GALLERIA TOWER
               13355 NOEL ROAD, 7th Floor
               SUITE 700
               DALLAS, TX 75240



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b. If to me: Peter Altabef

                           3507 Lindenwood

                           Dallas Texas, 75205

14. This Plan will be governed by and construed in accordance with the internal laws of the State of New York.




                                        By: /s/ Peter Altabef
                                            -----------------------------------
                                            Peter Altabef
                                            May 5, 2003



                                        Acknowledged and Agreed this 5th day of
                                        May 2003:



                                        Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated

                                        By: /s/ William J. Corbellini
                                            -----------------------------------
                                            Name:  William J. Corbellini
                                            Title: SVP



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